Anavex Announces $10 Million Private Placement of Convertible Debentures

Secures Capital to Execute Clinical Trial Phase 1b/2a in Alzheimer’s Disease and Advance Product Portfolio

New York, NY – March 13, 2014 - Anavex Life Sciences Corp. (“Anavex” or the “Company”) (OTCQB: AVXL), a clinical stage biopharmaceutical company developing novel drug candidates to treat Alzheimer’s, diseases of the central nervous system (CNS) and various types of cancer, announced today that it has entered into definitive agreements with several institutional and accredited investors, including U.S. and international healthcare funds, for a private placement of approximately $10 million in principal amount of convertible debentures. In addition, the investors will receive warrants to purchase up to approximately 66.7 million shares of common stock in the aggregate.

The debentures are convertible into common stock at a conversion price of $0.30 per share and have a term of 30 years from issuance. There are no interest payments in connection with the debentures. The investors will receive Series A warrants to purchase up to approximately 33.3 million shares of common stock and Series B warrants to purchase up to approximately 33.3 million shares of common stock. The Series A warrants and Series B warrants have exercise prices of $0.30 per share and $0.42 per share, respectively, and are immediately exercisable with a 5 year term. The transaction is anticipated to close on or about March 17, 2014, subject to the satisfaction of customary closing conditions.

“This financing is an extremely important milestone for Anavex,” said Christopher U. Missling, PhD, President and CEO of Anavex. "We plan to use the proceeds for the clinical trial Phase 1b/2a of ANAVEX PLUS in Alzheimer’s patients and to grow our product pipeline."

Maxim Group LLC served as the exclusive placement agent for the transaction.

The securities offered in this financing transaction have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the purchasers, the Company has agreed to file within 30 days of the closing of this transaction a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of the debentures and exercise of the warrants. Any offering of Anavex's securities under the resale registration statement referred to above will be made only by means of a prospectus.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (www.anavex.com) is a clinical stage biopharmaceutical company engaged in the development of novel drug candidates to treat Alzheimer’s, CNS diseases and various types of cancer. ANAVEX 2-73, an orally available drug candidate developed to treat Alzheimer's through potential disease modification, has undergone an initial Phase 1 human clinical trial and was well tolerated in doses up to 55mg. Results from pre-clinical studies indicate that ANAVEX 2-73 demonstrates anti-amnesic and neuroprotective properties. A highly encouraging synergistic effect has also been observed between ANAVEX 2-73 and Aricept® (donepezil). The combined therapeutics ANAVEX PLUS produced up to 80% greater reversal of memory loss in Alzheimer’s disease models versus when the drugs were used individually. Anavex is a publicly traded corporation quoted as AVXL.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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